UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2008

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 1, 2008, AMD Fab 36 Holding GmbH (“AMD Fab 36 Holding”), a German company and wholly owned subsidiary of Advanced Micro Devices, Inc. (the “Company”), and AMD Fab 36 Admin GmbH (“AMD Fab 36 Admin”), a German company and wholly owned subsidiary of AMD Fab 36 Holding, purchased the limited partnership interests and silent partnership interests in AMD Fab 36 Limited Liability Company & Co. KG (“AMD Fab 36 KG”), an indirect subsidiary of the Company, held by Fab 36 Beteiligungs GmbH & Co. KG (“Fab 36 Beteiligungs”), an investment consortium arranged by M+W Zander Facility Engineering GmbH, pursuant to their call option provided under the partnership agreements and participation purchase agreements entered into on April 21, 2004, as amended (collectively, the “Partnership Agreements”), among AMD Fab 36 KG, AMD Fab 36 LLC, a Delaware company being the general partner of AMD FAB 36 KG and a wholly owned subsidiary of the Company, AMD Fab 36 Holding, AMD Fab 36 Admin and the unaffiliated limited partners, Leipziger Messe GmbH and Fab 36 Beteiligungs. Additional information regarding the Partnership Agreements and the call options is available in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

The aggregate purchase price paid to Fab 36 Beteiligungs pursuant to the call options is approximately 86 million euros (or US$132.4 million based on the euro to dollar exchange rate on March 25, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2008	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant General Counsel and Assistant Secretary